                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CIC Announces Credit Facility

Redwood Shores, California, June 20, 2007 - Communication Intelligence Corporation (“CIC” or the “Company”) (OTC BB: CICI), a leading supplier of electronic signature solutions for business process automation in the financial industry and the recognized leader in biometric signature verification announced today that it has established a credit facility allowing the Company, through December 31 2007, to borrow up to one million dollars ($1,000,000).

The new facility is the third credit facility with the same shareholder that provided the previously announced credit facilities. As with the prior ones, this facility was established pursuant to a note and warrant purchase agreement.  Upon each draw, the Company will issue one or more notes, payable within eighteen months after issuance, bearing interest at the rate of fifteen percent (15%) per annum payable quarterly in cash.  Also, the Company will be required to issue warrants to purchase shares of its common stock, the number to be determined by use of a formula known as the Cox-Rubenstein Model, which takes into account the volatility of the underlying stock, the risk free interest rate, dividend yield and exercise price. The exercise price of the warrants will be determined by the volume weighted average price of the common stock for the thirty business days preceding the date of the applicable draw.  The warrants will include piggyback registration rights for the underlying shares to participate in certain future registrations of the Company’s common stock.  The terms of the agreement required the Company to draw $400,000 of the funds upon signing.  Pursuant to that draw and applying the formula described above, the Company has issued warrants to purchase 3,167,898 shares of its common stock at an exercise price of $0.25.  No commitment fee is required to keep the funds available.

About CIC
Communication Intelligence Corporation (“CIC”) is a leading supplier of electronic signature solutions for business process automation in the Financial Industry and the recognized leader in biometric signature verification.  CIC’s products enable companies to achieve truly paperless work flow in their eBusiness processes by enabling them with “The Power to Sign Online®” with multiple signature technologies across virtually all applications.  Industry leaders such as AIG, Charles Schwab, Prudential, Nationwide (UK), Snap-on Credit and Wells Fargo chose CIC’s products to meet their needs.  CIC sells directly to enterprises and through system integrators, channel partners and OEMs. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com.

Forward Looking Statement
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo and the Power to Sign Online are registered trademarks.  All other trademarks and registered trademarks are the property of their respective holders.

Contact Information

CIC
Investor Relations Inquiries:
Chantal Eshghipour
Phone: 650-802-7740
Email: investorrelations@cic.com

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